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Exhibit 5.1

[Inverness Medical Innovations, Inc.—Letterhead]

July 20, 2007

Inverness Medical Innovations, Inc.
51 Sawyer Road
Waltham, Massachusetts 02453

Ladies and Gentlemen:

        In accordance with Item 601(b)(5) of Regulation S-K, I am furnishing this opinion to you in my capacity as Senior Counsel—Corporate & Finance, to Inverness Medical Innovations, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") relating to the merger of Iris Merger Sub, Inc., a California corporation and wholly owned subsidiary of the Company ("Merger Sub"), with and into Cholestech Corporation, a California corporation ("Cholestech"), pursuant to the Agreement and Plan of Reorganization, dated June 4, 2007 (the "Merger Agreement"), by and among the Company, Merger Sub and Cholestech.

        The Registration Statement relates to the registration of 7,580,697 shares (the "Shares") of the Company's common stock, par value $.001 per share, which may be issued to stockholders of Cholestech pursuant to the Merger Agreement.

        In connection with this opinion, I have reviewed (i) the Registration Statement, including the proxy statement/prospectus contained therein and the exhibits thereto, (ii) the Company's certificate of incorporation and by-laws, each as amended to date and (iii) originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and such information from officers and representatives of the Company and Cholestech, as I have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, the representations and warranties contained in the Merger Agreement and the other documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

        I am an attorney admitted to practice in the Commonwealth of Massachusetts. I express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts and the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

        I have also assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Shares will be issued in the manner described in the Registration Statement.

        Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that the Shares, when issued and delivered in accordance with the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable.

        This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May 1998).

        The opinions expressed herein are being furnished to you solely for your benefit in connection with the Registration Statement, and may not be used or relied upon by you for any other purpose. This opinion is given as of the date first set forth above, and I assume no obligation to update this opinion after the date hereof. I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder, nor do I thereby admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Jay McNamara
Jay McNamara Senior Counsel—Corporate & Finance

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  Exhibit 5.1